UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT TO CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

May 10, 2005

COMMISSION FILE NUMBER

0-28378

AmREIT

(Name of registrant as specified its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	76-0410050 (I.R.S. Employer Identification No.)

8 GREENWAY PLAZA, SUITE 1000 HOUSTON, TX (Address of Principal Executive Offices)	77046 (Zip Code)

713-850-1400
(Registrant’s telephone number, including area code)

[N/A]
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

Item 9.01. Financial Statements and Exhibits

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Purchase of Uptown Park Shopping Center

We previously filed a Form 8-K on May 13 dated May 10, 2005, with regard to the acquisition of Uptown Park Shopping Center located in Houston, Texas, without the requisite financial information. Accordingly, we are filing this Form 8-K/A to include that financial information. Due to the non-related party nature of this transaction, only audited statements for the year ended December 31, 2004 are required. We are not aware of any material factors relating to the acquisitions that would cause the reported financial information not to be necessarily indicative of future operating results.

On June 1, 2005, we acquired Uptown Park Shopping Center (the “Property”), a 169,000-square-foot lifestyle retail center located in Houston, Texas on the northwest corner of Post Oak Boulevard and IH-610. Material factors considered by us in the acquisition include historical and prospective financial performance of the center, credit quality of the tenancy, local and regional demographics, location and competition, ad valorem tax rates, condition of the Property and the related anticipated level of capital expenditures required. The Property was purchased for approximately $70 million and was financed with $49 million of long term fixed rate debt, $17.7 million in net cash proceeds from a secondary offering of our Class A common shares with the remainder of the purchase price being paid with borrowings under our credit facility. The debt has a ten year term, a 5.37 percent interest rate, and requires that interest-only payments be made monthly during the entire term of the loan. The weighted average remaining lease term for the Property is 5.4 years. The shopping center is 92 percent occupied. The audited financial statement for the Property is submitted in ITEM 9.01 below. Unaudited pro forma condensed consolidated financial information of AmREIT and Subsidiaries and the Property is also submitted in ITEM 9.01 below.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements, pro forma financial statements and exhibits are filed as part of this report:

(a) Financial statements of Uptown Park Shopping Center:

1. Independent Auditors’ Report

2. Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

3. Notes to Historical Summary of Gross Income and Direct Operating Expenses

(b) Pro Forma Condensed Consolidated Financial Statements (unaudited) of AmREIT and Subsidiaries

1. Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2005

2. Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2005

3. Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2004

(c) Exhibits:

None

INDEPENDENT AUDITORS’ REPORT
The Board of Trust Managers
AmREIT:
      We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Uptown Park Shopping Center (the Property) for the year ended December 31, 2004. This Historical Summary is the responsibility of AmREIT’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2. The presentation is not intended to be a complete presentation of the Property’s income and expenses.
      In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses, as described in Note 2, of Uptown Park Shopping Center for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP
Dallas, Texas
May 17, 2005

UPTOWN PARK SHOPPING CENTER
HISTORICAL SUMMARY OF GROSS INCOME
AND DIRECT OPERATING EXPENSES
Year ended December 31, 2004
and three months ended March 31, 2005

		Three Months
	Year Ended	Ended
	December 31,	March 31,
	2004	2005

		(Unaudited)
Gross income:
Rental income	$3,706,131	$961,907
Tenant expense recoveries	1,268,015	347,768
Other income	78,402	2,428

	5,052,548	1,312,103

Direct operating expenses:
Operating expenses	1,010,955	292,853
Real estate taxes	737,143	192,240
Insurance	61,589	15,126

Total direct operating expenses	1,809,687	500,219

Excess of gross income over direct operating expenses	$3,242,861	$811,884

See accompanying notes to historical summary of gross income and direct operating expenses.

UPTOWN PARK SHOPPING CENTER
NOTES TO HISTORICAL SUMMARY OF GROSS INCOME
AND DIRECT OPERATING EXPENSES
Year ended December 31, 2004
and three months ended March 31, 2005

(1)	Business
      Uptown Park Shopping Center (the Property) is located in Houston, Texas. The Property consists of 146,902 square feet of existing gross leasable area which was 97% occupied at December 31, 2004. Projected gross leasable area of Phase II of the Property, which was under development at December 31, 2004, is 22,208 square feet. On May 10, 2005, the due diligence period as stipulated in the purchase agreement between AmREIT (the Company or Buyer) and Interfin Holdings LP (the Seller) expired, and the Company’s earnest money became non-refundable. Management expects the acquisition of the Property to close during June 2005.

(2)	Basis of Presentation and Combination
      The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X, and is not intended to be a complete presentation of the Property’s income and expenses. The Historical Summary has been prepared on the accrual basis of accounting. Management of the Property is required to make estimates and assumptions that affect the reported amounts of the income and expenses during the reporting period. Actual results may differ from those estimates.
      In the opinion of management, all adjustments necessary for a fair presentation are of a recurring nature and have been made to the accompanying unaudited amounts for the three months ended March 31, 2005.

(3)	Gross Income
      The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as non-cancelable operating leases. The leases include provisions under which the Property is reimbursed for common area maintenance, real estate taxes, and insurance costs. Pursuant to the lease agreements, income related to these reimbursed costs is recognized in the period the applicable costs are incurred. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provisions for contingent rentals. Contingent rent of $88,258 was earned during the year ended December 31, 2004.
      Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income is recognized for the full period of occupancy on the straight-line basis.
      The weighted average remaining lease term for the shopping center is 5.4 years at December 31, 2004. Minimum rents to be received from tenants under operating leases, exclusive of common area maintenance reimbursements, are as follows:

2005	$3,714,123
2006	3,753,356
2007	3,597,784
2008	3,090,247
2009	2,655,629
Thereafter	5,553,970

Total	$22,365,109

UPTOWN PARK SHOPPING CENTER
NOTES TO HISTORICAL SUMMARY OF GROSS INCOME
AND DIRECT OPERATING EXPENSES — (Continued)
      Adjustments to record rental income on the straight-line basis increased gross income by $44,594 during the year ended December 31, 2004.
      As of December 31, 2004, 11,384 square feet was leased to one tenant, Champps Americana, under a noncancelable lease that expires August 5, 2014. This tenant accounted for approximately 11% of rental revenue during the year ended December 31, 2004.
      Included in other income is $72,375 of lease cancellation fees related to two tenants who cancelled their leases during 2004. Lease cancellation fees are recognized upon collection of such fees and satisfaction of all terms of termination as set forth in the lease agreement. Additionally, the Property wrote off to amortization expense leasing commissions and tenant improvements in the aggregate amount of $123,571, which were associated with these cancelled leases. As discussed below, depreciation and amortization have been excluded from the Historical Summary; accordingly, these lease cancellation costs have not been reflected in the Historical Summary presentation.

(4)	Direct Operating Expenses
      Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, and interest expense are excluded from the accompanying Historical Summary.

AMREIT AND SUBSIDIARIES
PRO FORMA FINANCIAL INFORMATION
(UNAUDITED)
      The following pro forma financial statements have been prepared to provide pro forma information with regard to our offering of Class A common shares, as described below, and the use of proceeds therefrom to acquire the Uptown Park Shopping Center (“the Property”) which AmREIT (the “Company”) acquired from an unrelated third party.
     On June 1, 2005, we completed a secondary offering of our Class A common shares (the “Offering”). We sold 2.4 million shares at a offering price of $8.10 and generated proceeds of $17.7 million, net of estimated offering costs of $1.7 million, including the underwriters’ discount.
      Additionally, on June 1, 2005, we acquired the Property, a 169,000-square-foot lifestyle retail center located in Houston, Texas on the northwest corner of Post Oak Boulevard and IH‑610. The Property was acquired for approximately $70.0 million. Of the $70.0 million purchase price, $17.7 million was paid in cash generated from the net proceeds from this offering, and the remainder of the purchase price is to be paid by borrowings under our credit facility and the placement of $49.0 million of long-term fixed-rate debt. The debt has a ten year term, a 5.37 percent interest rate, and requires that interest-only payments be made monthly during the term of the loan.
      The unaudited pro forma condensed consolidated balance sheet presents the historical financial position of the Company as of March 31, 2005, as adjusted for the Offering and the use of proceeds therefrom to acquire the Property, both of which are assumed to have occurred on March 31, 2005.
      The accompanying unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2005 (i) combines the historical operations of the Company with the gross income and direct operating expenses of the Property (ii) considers the issuance of debt to acquire the Property and (iii) considers the amortization of out-of-market leases, the depreciation of the building (over approximately 40 years), tenant improvements (over the terms of the respective lease agreements) and the amortization of the acquired intangible lease costs based on the preliminary purchase price allocation in accordance with SFAS No. 141, as if the acquisition of the Property had occurred on January 1, 2004.
      The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004 (i) combines the historical operations of the Company with the gross income and direct operating expenses of the 2004 property acquisitions for the periods prior to their acquisition and with the gross income and direct operating expenses of the Property (ii) considers the assumption or issuance of debt, as appropriate, to consummate such acquisitions and (iii) considers the amortization of out-of-market leases, the depreciation of the building (over approximately 40 years), tenant improvements (over the terms of the respective lease agreements) and the amortization of the acquired intangible lease costs based on each acquisition’s preliminary purchase price allocation in accordance with SFAS No. 141, as if these transactions had occurred on January 1, 2004.
      The unaudited pro forma condensed consolidated financial statements have been prepared by the Company’s management based upon the historical financial statements of the Company and of the acquired properties. These pro forma statements may not be indicative of the results that actually would have occurred had the acquisitions been in effect on the dates indicated or which may be obtained in the future. In management’s opinion, all adjustments necessary to reflect the effects of the property acquisitions have been made. These unaudited pro forma statements should be read in conjunction with the historical financial statements included in the Company’s previous filings with the Securities and Exchange Commission.

AMREIT AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2005
(Unaudited)

	AmREIT	Common A	Uptown
	Historical(1)	Offering(2)	Park(3)		Pro Forma

ASSETS
Property:
Land	$67,168,248	$—	$53,900,000		$121,068,248
Buildings	85,960,806	—	6,814,901		92,775,707
Tenant improvements	4,248,070	—	2,489,708		6,737,778

	157,377,124	—	63,204,609		220,581,733
Less accumulated depreciation and amortization	(3,989,839)	—	—		(3,989,839)

Net real estate held for investment	153,387,285	—	63,204,609		216,591,894
Real estate held for sale, net	9,925,108	—	—		9,925,108
Net investment in direct financing leases held for investment	19,217,083	—	—		19,217,083
Investment in retail partnerships and other affiliates	1,876,889	—	—		1,876,889

Net real estate investments	184,406,365	—	63,204,609		247,610,974
Intangible lease cost, net	10,238,353	—	8,377,975		18,616,328
Other assets	10,830,067	17,734,645	(17,734,645)		10,830,067

TOTAL ASSETS	$205,474,785	$17,734,645	$53,847,939		$277,057,369

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Notes payable	$92,751,900	$—	$52,208,355	(4)	$144,960,255
Other liabilities	6,621,818	—	1,639,584		8,261,402

TOTAL LIABILITIES	99,373,718	—	53,847,939		153,221,657

Minority interest	1,104,596	—	—		1,104,596
Shareholders’ equity	104,996,471	17,734,645	—		122,731,116

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$205,474,785	$17,734,645	$53,847,939		$277,057,369

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

AMREIT AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2005
(Unaudited)
      (1) Reflects the historical condensed consolidated balance sheet of the Company as of March 31, 2005. Please refer to AmREIT’s historical consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2005.
      (2) Reflects the proceeds from the Offering, which consisted of the sale of 2,400,000 common A shares at an offering price of $8.10, net of estimated offering costs of approximately $1.7 million, including the underwriters’ discount.
      (3) Reflects the acquisition of the Uptown Park Shopping Center. The purchase price will be approximately $70.0 million and has been allocated among land, buildings, tenant improvements, out-of-market leases and acquired intangible lease costs based on the preliminary purchase price allocation performed pursuant to Statement of Financial Accounting Standards No. 141, Business Combinations (SFAS No. 141). The buildings are depreciated over a period of approximately 40 years.
      (4) The Company financed the acquisition of the Property with cash and debt. The note is $49.0 million and is secured by the Property. The non-amortizing note bears interest at 5.37% and matures ten years from the date of closing. The note is prepayable with no penalty at the earlier of five years following its funding or ten years after the lender’s securitization of the loan. Additionally, we funded the remainder of the acquisition cost through our credit facility; accordingly, notes payable has been increased by a corresponding amount to reflect this drawdown. The weighted average interest rate on our credit facility at March 31, 2005 was 5.23%.

AMREIT AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2005
(Unaudited)

	AmREIT	Uptown	Pro Forma
	Historical(1)	Park(2)	Adjustments		Pro Forma

Revenues
Rental income and earned income	$4,820,593	$1,309,675	$66,680	(3)	$6,196,948
Other income	3,421,750	2,428	—		3,424,178

Total Revenues	8,242,343	1,312,103	66,680		9,621,126

Expenses
General operating and administrative	1,651,651	—	—		1,651,651
Property expense	729,120	500,219	—		1,229,339
Depreciation and amortization	1,097,532	—	507,089	(3)	1,604,621
Other expenses	2,211,751	—	—		2,211,751

Total Expenses	5,690,054	500,219	507,089		6,697,362

Operating income	2,552,289	811,884	(440,409)		2,923,764
Interest expense	(1,517,085)	—	(699,774	)(4)	(2,216,859)
Other (expense) income	(18,026)	—	—		(18,026)

Income (loss) before discontinued operations	1,017,178	811,884	(1,140,183)		688,879
Income from discontinued operations	340,682	—	—		340,682

Pro forma net income	$1,357,860	$811,884	$(1,140,183)		$1,029,561
Distributions paid to class B, C and D shareholders	(1,631,931)	—	—		(1,631,931)

Net income (loss) available to class A shareholders	$(274,071)	$811,884	$(1,140,183)		$(602,370)

Net income per common share — basic and diluted
Loss before discontinued operations	$(0.18)				$(0.16)
Income from discontinued operations	0.10				0.06

Net income (loss)	$(0.08)				$(0.10)

Weighted average common shares used to compute net income per share, basic and diluted	3,471,028				5,871,028

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

AMREIT AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2005
(Unaudited)
      (1) Reflects the historical condensed consolidated statement of operations of the Company for the three months ended March 31, 2005. Please refer to AmREIT’s historical consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2005.
      (2) The historical statement of operations for the Uptown Park acquisition represents the Property’s historical summary of gross income and direct operating expenses for the three months ended March 31, 2005. Costs such as depreciation and amortization were excluded from the historical summary. See Note 3 below.
      (3) Represents the amortization of out-of-market leases, the depreciation of the building (over 40 years), tenant improvements (over the terms of the respective lease agreements) and the amortization of the acquired intangible lease costs based on the preliminary purchase price allocation in accordance with SFAS No. 141.
      (4) Represents the incremental interest expense related to (1) the $49.0 million note that was used to fund the acquisition and (2) the portion (approximately $3.2 million) of the acquisition that we funded through our credit facility. See Note 4 to the Pro Forma Condensed Consolidated Balance Sheet.

AMREIT AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2004
(Unaudited)

	AmREIT	Uptown	2004	Pro Forma
	Historical(1)	Park(2)	Acquisitions(3)	Adjustments		Pro Forma

Revenues
Rental income and earned income	$11,807,532	$4,974,146	$7,225,098	$266,721	(4)	$24,273,497
Other income	9,951,248	78,402	—	—		10,029,650

Total Revenues	21,758,780	5,052,548	7,225,098	266,721		34,303,147

Expenses
General operating and administrative	5,719,301	—	—	—		5,719,301
Property expense	1,560,790	1,809,687	2,422,995	—		5,793,472
Depreciation and amortization	2,040,053	—	2,525,833	2,028,358	(4)	6,594,244
Other expenses	9,270,858	—	—	—		9,270,858

Total Expenses	18,591,002	1,809,687	4,948,828	2,028,358		27,377,875

Operating income	3,167,778	3,242,861	2,276,270	(1,761,637)		6,925,272
Interest expense	(3,375,499)	—	(3,214,254)	(2,799,097	)(5)	(9,388,850)
Other income (expense)	918,228	—	—	—		918,228

Income (loss) before discontinued operations	710,507	3,242,861	(937,984)	(4,560,734)		(1,545,350)
Loss from discontinued operations	(122,520)	—	—	—		(122,520)

Pro forma net income	$587,987	$3,242,861	$(937,984)	$(4,560,734)		$(1,667,870)
Distributions paid to class B, C and D shareholders	(4,453,562)	—	—	—		(4,453,562)

Net income (loss) available to class A shareholders	$(3,865,575)	$3,242,861	$(937,984)	$(4,560,734)		$(6,121,432)

Net income per common share — basic and diluted Loss before discontinued operations	$(1.15)					$(1.06)
Loss from discontinued operations	(0.04)					(0.02)

Net income (loss)	$(1.19)					$(1.08)

Weighted average common shares used to compute net income per share, basic and diluted	3,251,285					5,651,285

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

AmREIT AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For The Year Ended December 31, 2004
(Unaudited)
      (1) Reflects the historical condensed consolidated statement of operations of the Company for the year ended December 31, 2004. Please refer to AmREIT’s historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.
      (2) The historical statement of operations for the Uptown Park acquisition represents the Property’s historical summary of gross income and direct operating expenses for the year ended December 31, 2004. Costs such as depreciation and amortization were excluded from the historical summary. See Note 4 below.
      (3) The historical statement of operations for the 2004 acquisitions represents the historical summary of gross income and direct operating expenses of the properties we acquired during 2004 for the periods prior to their respective acquisitions. See also the separate discussion of the acquisition of our MacArthur Park property in our filing on Form 8-K on March 10, 2005 as well as our acquisitions of the Plaza in the Park and Cinco Ranch properties in our filing on Form 8-K on September 14, 2004. These properties represent the significant property acquisitions during 2004, and each was acquired from unrelated third parties.
      (4) Represents the amortization of out-of-market leases, the depreciation of the building (over 40 years), tenant improvements (over the terms of the respective lease agreements) and the amortization of the acquired intangible lease costs based on the preliminary purchase price allocation in accordance with SFAS No. 141.
      (5) Represents the incremental interest expense related to (1) the $49.0 million note that was used to fund the acquisition and (2) the portion (approximately $3.2 million) of the acquisition that we funded through our credit facility. See Note 4 to the Pro Forma Condensed Consolidated Balance Sheet.

SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AmREIT
By:	/s/ Chad C. Braun
Chad C. Braun, Chief Financial Officer

Dated: June 7, 2005